SUPPLY AGREEMENT
This Supply Agreement (“Supply Agreement”), effective as of July 6, 2010 (“Effective Date”), is by and between Cellular Dynamics International, Inc. (“CDI”) and Hoffmann-La Roche Inc., with an address of 340 Kingsland Street, Nutley New Jersey (“Roche”).
WHEREAS, CDI, Roche and F. Hoffmann-La Roche Ltd are parties to a March 31, 2009 Collaborative Research Agreement, as amended (the “CRA”), which includes an obligation for CDI to supply to Roche with CDI Material (as defined in the CRA) in amounts sufficient for Roche to conduct its part of the Research Collaboration (as defined in the CRA) and in accordance with the terms of the CRA; and
WHEREAS, Section 4.3 of the CRA provides that, for Roche’s need of cell products beyond the Research Collaboration and the scope of the CRA, CDI will use reasonable efforts to supply Roche with cell products at the lowest volume tiered pricing (regardless of volume) available to similarly situated customers until eighteen (18) months after the end of the Research Term (as defined in the CRA) under the terms of a supply agreement separate from the CRA; and
WHEREAS, this Supply Agreement sets forth the terms whereby Roche and its Affiliates (as defined in the CRA and January 21, 2010 Notice Letter from Roche to CDI) will purchase from CDI, and CDI will supply to Roche and its Affiliates CDI’s cardiomyocyte cells (“iCell Cardiomyocytes”) and maintenance medium (“iCell Cardiomyocytes Maintenance Medium”; iCell Cardiomyocytes and iCell Cardiomyocytes Maintenance Medium together referred to as “Products”).
NOW THEREFORE, in consideration of the premises and mutual covenants herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.PURCHASE AND SUPPLY
1.1    Supply. Subject to the restrictions herein, Roche and those of Roche’s Affiliates listed hereto on Exhibit C (collectively, the “Roche Group”) may from time to time during the Term order Products and CDI hereby agrees to use reasonable efforts to supply and sell Products on a non-exclusive basis to the Roche Group.
1.2    Price. The prices for the Products purchased by the Roche Group during the Term (*****) are set forth in Exhibit A, attached hereto. The prices (****). Only those Affiliates of Roche listed on Exhibit C shall be entitled to the pricing herein. All prices shall exclude shipping costs, insurance, freight, sales and similar taxes, fees, import licenses, duties and levies, which shall be payable by and be the responsibility of the Roche Group entity requesting the specific order. Products are delivered to the Roche Group entity requesting the specific order, FCA Incoterms 2000 Cellular Dynamics International, Inc., Madison, Wisconsin. Payment shall be made, in U.S. Dollars, in full within thirty (30) days of the date of receipt of Cellular Dynamics’s invoice by the Roche Group entity requesting the specific order.
1.3    Terms and Conditions. All Products sold by CDI to the Roche Group under this Supply Agreement shall be in accordance with and subject to the terms and conditions attached hereto as Exhibit B (the “Terms and Conditions”). The Terms and Conditions shall govern all purchases by the Roche Group of Products during the Term under this Supply Agreement notwithstanding the subsequent expiration or termination of this Supply Agreement. For convenience, the Roche Group may use its preprinted forms to order Products; provided, however, the provisions of this Supply Agreement shall govern the transactions contemplated hereby, and any preprinted or other provision contained in any such forms of the Roche Group (other than quantity and delivery terms that are consistent with this Supply Agreement) shall have no force or effect under this Supply Agreement. This Supply Agreement and the terms and conditions in Exhibit B may NOT be altered, supplemented, or amended by the use of any other document(s), other than subsequent written agreements executed between the Roche Group and CDI or in accordance with Section 3.2. Additional or different terms and conditions contained in any purchase order or other documents generated by, executed by, or sent by Roche Group which are received by CDI during the Term of this Supply Agreement will be null and void and are hereby expressly disclaimed by Cellular Dynamics; except that (i) Roche may update Exhibit C in accordance with Section 3.2, (ii) the CRA shall remain in full force and effect, and (iii) this Supply Agreement shall not effect any subsequent written agreement executed between the Roche Group and CDI.
1.4     Orders and Fulfillment. Entities within the Roche Group shall order Products pursuant to this Supply Agreement by emailing CDI at customerservice@cellulardynamics.com. Such email shall reference this Supply Agreement and the quantity of Products desired. CDI shall confirm the order to the specific entity within the Roche Group and provide the estimated ship date for each order.

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1.5    Restrictions

(a)	Except as provided in Section 1.5(b) and 1.5(e) below, any Products sold to the Roche Group by CDI under this Supply Agreement must be used by the Roche Group and no other person or entity.

(b)
If the Roche Group desires that third party contract research organizations (“CROs”), performing contract research services under the direction of the Roche Group, use any Products on the Roche Group’s behalf, the Roche Group may direct CDI to directly ship to such CROs Products bought by the Roche Group hereunder.

(c)	The Roche Group may not transfer or resell to any third party any Products it purchases from CDI hereunder.

(d)	The Products are subject to the restrictions listed in Exhibit B.

(e)
For purposes hereof, the Roche Group will not be deemed under this Section 1.5 or Exhibit B to have transferred the Product to a third party or CRO, if the Roche Group ships or transfers processed Products or anything derived from Products that are both (i) nonviable and (ii) are to be used by such thirty party or CRO for further analysis, study or research on behalf of the Roche Group.

2.    TERM AND TERMINATION
2.1    Term. This Supply Agreement shall commence on the Effective Date and expire on August 31, 2012, unless earlier terminated as provided herein (the “Term”).
2.2    Termination by Mutual Agreement. This Supply Agreement may be terminated at any time by mutual written agreement of both CDI and Roche.
2.3    Termination by Roche. Roche shall have the right to terminate this Supply Agreement for any reason, without compensation to CDI, upon thirty (30) days’ prior written notice.
2.4    Termination by CDI. CDI may terminate this Supply Agreement if Roche fails to pay when due any other amount due under this Supply Agreement, and fails to cure such payment breach within sixty (60) days after receiving notice of such breach by CDI.
2.5    No Further Liability. Each party understands that the rights of termination hereunder are absolute and it has no rights to a continued relationship with the other under this Supply Agreement after expiration or termination. Neither party shall incur any liability whatsoever for any damage, loss or expense of any kind suffered or incurred by the other arising from or incidental to any termination of this Supply Agreement. The Terms and Conditions shall survive the expiration or termination of this Supply Agreement.
3.    GENERAL PROVISIONS
3.1    Entire Agreement. This Supply Agreement (including the exhibits) constitutes the entire agreement, and supersedes all prior negotiations, understandings or agreements (oral or written), between the parties about the subject matter of this Supply Agreement. For purposes of clarity, this Supply Agreement does not supersede the CRA. This Supply Agreement does not affect CDI’s obligation to supply CDI Materials to Roche in accordance with the CRA, and no provisions of this Supply Agreement, including the Product Pricing of Exhibit A and the Terms and Conditions of Exhibit B, apply in any manner to the CDI Materials supplied to Roche under the CRA. This Supply Agreement may be executed in one or more counterparts, each of which shall be an original, but taken together constituting one and the same instrument. If any provision of this Supply Agreement is determined to be illegal or unenforceable, that provision will be limited or eliminated to the minimum extent necessary so that this Supply Agreement will otherwise remain in full force and effect and enforceable. This Supply Agreement is in English only, which language shall be controlling in all respects. No version of this Supply Agreement in another language shall be binding or of any effect.
3.2    Amendments; Waiver. No provision of this Supply Agreement may be amended or waived other than in writing signed by the parties hereto; except that Roche may without consent of CDI update Exhibit C from time to time by providing a written communication to CDI to add or remove Affiliates from Exhibit C. No waiver, consent or modification of this Supply Agreement shall bind either party unless in writing and signed by the party against which enforcement is sought. The failure of any party to enforce its rights under this Supply Agreement at any time for any period will not be construed as a waiver of such rights.
3.3    Governing Law. This Supply Agreement shall be construed and interpreted in accordance with the laws of the State of New Jersey, USA, without regard to its conflicts of law provisions. In the event of any conflict between US and

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foreign laws, rules and regulations, US laws, rules and regulations shall govern. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.
3.4    Notices. Any notice or communication hereunder shall be in writing and either personally delivered or sent via recognized express or overnight delivery courier or certified or registered mail, prepaid and return receipt requested, addressed to the applicable party at its address specified below, or at such other address designated in a subsequent notice. All notices shall be in English, effective upon personal delivery, one (1) day after deposit by overnight carrier or three (3) days after deposited in certified US Mail.
If to Roche to:    Hoffmann-La Roche Inc.
340 Kingsland Street
Nutley, New Jersey 07110
Attn: Corporate Secretary
Fax: 973-235-3500
If to CDI to:    Cellular Dynamics International, Inc.
525 Science Drive
Madison, Wisconsin 53711
Attn: President
Fax: 608-310-5101
3.5    Assignment. This Supply Agreement and the rights and obligations hereunder may not be assigned or otherwise transferred by Roche, in whole or in part, without CDI’s prior written consent, such consent not to be unreasonably withheld. This Supply Agreement shall be binding upon, and inure to the benefit of, the successors, representatives and permitted assigns of the parties.
3.6    Independent Contractors. The parties shall be independent contractors under this Supply Agreement, and nothing herein will constitute either party as the employer, employee, agent or representative of the other party, or both parties as joint venturers or partners for any purpose.
IN WITNESS WHEREOF, this Supply Agreement is executed by the duly authorized representatives of the parties as a sealed instrument, effective as of the Effective Date.

CELLULAR DYNAMICS INTERNATIONAL, INC. Signature: /s/ Christopher Parker Print Name: Christopher Parker Title: Chief Commercial Officer Date: July 7, 2010	HOFFMANN-LA ROCHE INC. Signature: /s/ Mudher Albassam Print Name: Mudher Albassam Title: VP, Global Toxicology and Pathology Date: 10 July 2010

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Exhibit A
iCell PRODUCT PRICING

iCell Product Catalog
Product	Unit Size	Catalog Number	Pricing
iCell Cardiomyocytes Maintenance Medium	1X	CMM-100-120-001	$(****)
iCell Cardiomyocytes Maintenance Medium	5X	CMM-100-120-005	$(****)

*Shipped cryopreserved with iCell Cardiomyocytes Plating Medium and 2-week supply of iCell Cardiomyocytes Maintenance Medium.

iCell Cardiomyocytes Volume-based Pricing
Product	Units	Tier 6 Volume Discount	1X Unit Size	5X Unit Size
iCell Cardiomyocytes	(normally for orders >(****), applicable to all Roche Group purchases in the Supply Agreement irrespective of volume)	(****)%	$(****)	$(****)
Catalog Number			CMC-100-110-001	CMC-100-110-005

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Exhibit B
TERMS AND CONDITIONS FOR PRODUCTS

INTELLECTUAL PROPERTY RIGHTS / USE RESTRICTIONS / LIMITED LICENSE:
A.    OWNERSHIP. The Products provided to the Roche Group embody intellectual property deemed by Cellular Dynamics and its licensors to be of significant value, and that such intellectual property may be protected by the law of patents, copyrights, trade secrets, and other laws. Neither the Supply Agreement nor the purchase of the Products by the Roche Group shall be construed as a transfer of any title or the grant of any rights (other than the licenses specifically set forth herein) in and to the intellectual property embodied in the Products owned or licensed by Cellular Dynamics. The Products are covered by one or more of the following patents: U.S. Patent Nos. 5,733,727, No. 6,610,671, No. 6,399,300, and No. RE37,978. Other patents are pending. The Roche Group is hereby granted a limited license to use the Products under the patents, subject to the use restrictions and third party licenses in subsections B and C of this Section I.
.

B.    USE RESTRICTIONS. The Products and/or components of the Products are licensed for life science research only, and may not be used for any other purpose. No other right, express or implied, is conveyed by the sale of the Products. In particular, no right to make, have made, offer to sell, or sell the Products is implied by the sale or purchase of the Products. Roche shall not use the Products or any components thereof in humans, in clinical trials or for diagnostic purposes involving human subjects, for any therapeutic use, nor for any purpose in contravention of any applicable law, regulation, ordinance, institutional review board approved protocol, or privacy office approval. The Roche Group hereby grants to Cellular Dynamics a perpetual, royalty-free, fully paid up, non-exclusive, worldwide, unlimited license to use for any purpose any and all improvements made by the Roche Group to the intellectual property embodied in the iCell Cardiomyocytes. Such rights include, without limitation, improvements related to reanimation or thawing, cell functionality, plating, cell improvement assays; or protocols relating to the same. The Roche Group is not granting any rights to and retains all rights to any and all inventions, improvements, findings and data relating to the Roche Group’s intellectual property or the performance of the Roche Group’s molecules and compounds on the iCell Cardiomyocytes.

C.    THIRD PARTY LICENSES.
(i) The iCell Cardiomyocytes may contain a blasticidin resistance (BSD) gene sold under licensing arrangements between Cellular Dynamics International and Life Technologies Corporation. The purchase of the iCell Cardiomyocytes conveys to the Roche Group and its CROs the limited, non-transferable right under U.S. Patent No.5,527,701 to use the purchased amount of the iCell Cardiomyocytes and components of the iCell Cardiomyocytes in internal research conducted by or on behalf of the Roche Group (whether the Roche Group and its CROs is an academic or for-profit entity). The Roche Group cannot transfer or sell (a) the iCell Cardiomyocytes, (b) its components, or (c) materials made by the employment of the iCell Cardiomyocytes or its components to a third party or otherwise use the iCell Cardiomyocytes or its components or materials made by the employment of the iCell Cardiomyocytes or its components for Commercial Purposes. Commercial Purposes means any activity other than internal research, including but not limited to: (i) use of the iCell Cardiomyocytes or its components in manufacturing or in quality assurance/quality control; (ii) use of the iCell Cardiomyocytes or its components to provide a service, information, or data for a fee or other consideration if such service, information or data uses or is generated using detection or selection with the BSD gene; (iii) use of the iCell Cardiomyocytes or its components for therapeutic, diagnostic or prophylactic purposes; or (iv) resale of the iCell Cardiomyocytes or its components, whether or not the iCell Cardiomyocytes or its components are resold for use in research. Further information on purchasing licenses under the above patent may be obtained by contacting the Business Development Department, Life Technologies Corporation, 5791 Van Allen Way, Carlsbad, CA 92008. Phone (760) 603-7200. Email: outlicensing@invitrogen.com.

(ii) The iCell Cardiomyocytes may express one or more fluorescent proteins (“FPs”) owned by, or licensed to, Clontech Laboratories, Inc. (“Clontech”). The FPs are the subject of one or more issued and pending patents including U.S. Patent Nos. 7,166,444; 7,150,979; 7,432,053, 7,157,566; 7,005,511 and corresponding foreign patent claims. The Roche Group and its CROs are granted a non-exclusive, limited right to use the iCell Cardiomyocytes only for internal research purposes. Such license specifically excludes the right to transfer or sell the iCell Cardiomyocytes, its components or derivatives thereof to third parties, or to use the iCell Cardiomyocytes or FPs for any diagnostic or therapeutic purpose. No right or license to perform commercial services of any kind using the FPs, including without limitation reporting the results of the Roche Group's activities for a fee or other commercial consideration, is hereby conveyed by the purchase of the iCell Cardiomyocytes expressly, or by implication. On no account shall the Roche Group make any modifications to the protein coding sequence of the FPs or isolate or purify any FP or any DNA sequence encoding an FP from the iCell Cardiomyocytes without the express written permission of Clontech. Any use of the iCell Cardiomyocytes other than for internal research requires a license from Clontech. For license information, please contact a licensing representative by phone at 650.919.7320 or by e-mail at licensing@clontech.com.

LIMITED WARRANTY BY CELLULAR DYNAMICS:
A.    Cellular Dynamics warrants that its Products conform to the specifications contained in the Certificate of Analysis for the Product shipped to the Roche Group. The Roche Group’s sole and exclusive remedy (and Cellular Dynamics’s sole and exclusive liability) under this limited warranty shall be replacement of the defective Products by Cellular Dynamics.
B.     Cellular Dynamics reserves the right to make changes in design, production, manufacture, or characteristics of the Products or to improve on the Product at any time and in any way, without incurring any obligations to replace or modify any Products previously sold.

C.    Under no circumstances shall Cellular Dynamics’s liability to the Roche Group exceed the amount paid by the Roche Group for the Products to Cellular Dynamics. Cellular Dynamics will bear all reasonable shipping costs if the Products are replaced pursuant to this warranty. This warranty does not apply to any defect or nonconformance caused by or related to (i) the Roche Group’s breach of the Supply Agreement; (ii) the Roche Group’s or its CROs’ use of the Products for a purpose or in a manner other than that for which they were designed or that is permitted under this Supply Agreement; (iii) the failure by the Roche Group to follow Cellular Dynamics’ User’s Guide for use, storage, and handling of the Products; or (iv) as a result of any other abuse, misuse or neglect of the Products by the Roche Group. This warranty applies only to the Roche Group and not to third parties. This warranty is not assignable.
D.    TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, CELLULAR DYNAMICS DISCLAIMS ALL OTHER REPRESENTATIONS, AND WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE PRODUCTS AND DATA, INCLUDING BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT. THE ROCHE GROUP’S SOLE REMEDY FOR BREACH OF WARRANTY ARE STATED ABOVE.

E.     Within five (5) business days of thawing the Product but prior to the expiration date of the Product as listed on the Certificate of Analysis and/or label, the Roche Group must notify Cellular Dynamics in writing of any nonconformity of the Products, describing the nonconformity in detail; otherwise all Products shall be conclusively deemed accepted without qualification. The Roche Group’s failure to notify Cellular Dynamics in such time period voids the limited warranty described above. If the Roche Group believes it has a warranty claim, it should call Cellular Dynamics’ Technical Support line at (608) 310-5100 ext. 5 or email at support@cellulardynamics.com to request replacement Product based on a breach of the above limited warranty. Any action by Roche for Cellular Dynamics’ breach of this limited warranty must be commenced within 18 months following the date of such breach.

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F.    Roche acknowledges that the Products are subject to U.S. export control laws and regulations. Roche represents and warrants that it will not use the Products for any purpose prohibited by the laws or regulations of the United States and/or other government authorities to which Roche is subject without the prior authorization from any government entity whose laws and regulations may apply to the use of the Products.

G.     Cellular Dynamics makes no warranty of any kind or nature, neither express or implied, for any Products or part of the Products that is not manufactured by Cellular Dynamics. Any Products, or other such part or accessories to the Products shall have the warranty, if any, that is offered and granted by the manufacturer of such other products and accessories.

H.    Roche acknowledges and agrees that Cellular Dynamics may fill Roche’s order with any number of units of Products. Such units may be more units than Roche ordered. Roche will not be charged extra for any adjustments made by Cellular Dynamics. The number of cells in a unit of Product is detailed in its Certificate of Analysis, and is defined by the number of usable, viable cells affixed to the cell culture surface after reanimation using the procedure described in the respective Product’s User’s Guide. The number of actual cells that are contained in a unit accounts for both viability and plating efficiency percentages. Because this may vary from lot to lot, Cellular Dynamics reserves the right to fill the order with that number of units which is sufficient to fill Roche’s order and such adjustments shall not constitute a breach of the warranty herein.
FURTHER LIABILITY LIMITATION: TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, CELLULAR DYNAMICS SHALL NOT HAVE ANY LIABILITY FOR INCIDENTAL, COMPENSATORY, PUNITIVE, CONSEQUENTIAL, INDIRECT, SPECIAL OR OTHER SIMILAR DAMAGES, HOWEVER CAUSED AND REGARDLESS OF FORM OF ACTION WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT PRODUCT LIABILITY OR OTHERWISE, EVEN IF CELLULAR DYNAMICS HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. ROCHE UNDERSTANDS THAT ANY RISKS OF LOSS HEREUNDER ARE REFLECTED IN THE PRICE OF THE PRODUCTS AND THAT THESE TERMS WOULD HAVE BEEN DIFFERENT IF THERE HAD BEEN A DIFFERENT ALLOCATION OF RISK.

FORCE MAJEURE: Cellular Dynamics shall not be responsible for delays in the shipment of any Products, or failure to ship such Products, and reserves the right to cancel or delay any order or contract for Products, if such delay or failure is due to causes beyond its reasonable control, including without limitation, shortages of supplies due to unforeseen conditions, orders or actions of government agencies, acts of nature, acts by Roche, fires, strikes, or other labor difficulties, wars, hostilities or terrorist acts, embargoes, equipment breakdown, inability to obtain necessary labor, material or manufacturing facilities due to causes beyond its reasonable control or any other cause beyond its reasonable control. In the event of such delay, and assuming that Cellular Dynamics chooses not to cancel due to such cause, the date of delivery shall be extended for a period equal to the time lost by reason of the delay.

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EXHIBIT C
THE ROCHE GROUP
(Version July 6, 2010)

Roche Nutley
Hoffmann-La Roche Inc.
340 Kingsland Street
Nutley, New Jersey 07110 U.S.A.

Invoices to be sent to Accounts Payable:
by e-mail:    NutleyInvs@gene.com
by fax:    (877) 506-2639
by mail:    Accounts Payable
Genentech USA
PO Box 2947
South San Francisco, CA 94083-2947
Roche Basel

F. Hoffmann-La Roche Ltd
Grenzacherstrasse 124
4070 Basel, Switzerland
Invoices to be sent to:

F. Hoffman-LaRoche AG
Kreditorenbuchhaltung
4070 Basel
Switzerland

9270559_1

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